EXHIBIT 10.1

MERGER AGREEMENT

This merger agreement is entered into as of January 30th, 2007, between Velcera Pharmaceuticals, Inc., a Delaware corporation (“Velcera”), Denali Sciences, Inc., a Delaware corporation (“Denali”), and Denali Acquisition Corp., a Delaware corporation (“MergerCo”).

The Boards of Directors of Velcera, Denali and MergerCo have determined that it is in the best interests of those corporations and their respective stockholders to consummate the merger of MergerCo with and into Velcera with Velcera as the surviving corporation (the “Merger”);

Denali, as the sole stockholder of MergerCo, has approved this agreement, the Merger and the transactions contemplated by this agreement pursuant to action taken by written consent in accordance with the requirements of the Delaware General Corporation Law (“DGCL”) and the Bylaws of MergerCo;

Pursuant to the Merger, among other things, the outstanding shares of Velcera common stock shall be converted into an identical number of shares of Denali common stock upon the Effective Time (as defined herein);

The parties to this agreement intend to adopt this agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this agreement be undertaken pursuant to that plan; and

The parties to this agreement intend that the Merger qualify as a “reorganization,” within the meaning of Section 368(a) of the Code, and that Denali, MergerCo and Velcera will each be a “party to a reorganization,” within the meaning of Section 368(b) of the Code, with respect to the Merger.

The parties therefore agree as follows:

ARTICLE I
MERGER

Subject to the satisfaction or waiver of the conditions set forth in Article VI, at the Effective Time, (i) MergerCo will merge with and into Velcera, and (ii) Velcera will become a wholly-owned subsidiary of Denali. The term “Surviving Company” as used herein shall mean Velcera, as a wholly-owned subsidiary of Denali after giving effect to the Merger. The Merger will be effected pursuant to a certificate of merger in accordance with the provisions of, and with the effect provided in, Section 251 of the DGCL. The Merger shall be effective when a certificate of merger, in substantially the form attached hereto as Exhibit A, is filed with the Delaware Secretary of State (the “Effective Time”). As used herein, the term “Effective Date” shall mean the date on which the certificate of merger is filed with the Delaware Secretary of State.

1.1 Effects of Merger.

(a) From and after the Effective Time and until further amended in accordance with law, (i) the Certificate of Incorporation of Velcera as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company, and (ii) the Bylaws of Velcera as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company.

(b) Denali, Velcera and MergerCo shall each use their best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the DGCL at the Effective Time. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either Velcera or MergerCo, the officers of the Surviving Company are fully authorized in the name of Denali, Velcera and MergerCo or otherwise to take, and shall take, all such lawful and necessary action.

(c) Subject to the provisions of Article VI and Article VII hereof, the closing of the transactions contemplated hereby (the “Closing”) shall take place on or before March 31, 2007, at 787 Seventh Avenue, 48th Floor, New York, New York, or such other time and place as Velcera and Denali mutually agree (the “Closing Date”). On the Closing Date, to effect the Merger, the parties hereto will cause the Certificate of Merger to be filed with the Delaware Secretary of State in accordance with the DGCL.

1.2 Effect on Velcera Capital Stock and MergerCo Capital Stock. To effectuate the Merger, and subject to the terms of this agreement, at the Effective Time:

(a) Each share of Velcera common stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall automatically be converted into the same number of shares of Denali common stock;

(b) All shares of common stock of MergerCo issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Company.

(c) On the Effective Date, Denali shall assume all of Velcera’s rights and obligations with respect to outstanding stock options (the “Options”) issued pursuant to Velcera’s 2003 Stock Incentive Plan (the “Stock Incentive Plan”). Each Option shall, from and after the Effective Time, evidence the right to purchase a number of shares of Denali common stock equal to the same number of shares of Velcera common stock into which such Option is exercisable immediately prior to the Effective Date.

(d) On the Effective Date, Denali shall assume the rights and obligations with respect to outstanding warrants (the “Warrants”), to purchase shares of Velcera common stock. Each Warrant shall, from and after the Effective Time, evidence the right to purchase a number of shares of Denali common stock equal to the same number of shares of Velcera common stock into which such Warrant is exercisable immediately prior to the Effective Date.

1.3 Rights of Holders of Velcera Common Stock.

On and after the Effective Date and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Date represented shares of Velcera common stock (except Dissenting Shares) shall be deemed for all purposes, to evidence ownership of and to represent the same number of shares of Denali common stock into which such shares of Velcera common Stock shall have been converted pursuant to this agreement. The record holder of each such outstanding certificate representing shares of Velcera common stock, shall, after the Effective Date, be entitled to vote the shares of Denali common stock into which such shares of Velcera common stock shall have been converted on any matters on which the holders of record of Denali common stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of Velcera common stock, Denali may rely conclusively upon the record of stockholders maintained by Velcera containing the names and addresses of the holders of record of Velcera common stock on the Effective Date.

1.4 Procedure for Exchange of Velcera Common Stock.

(a) After the Effective Time, holders of certificates evidencing outstanding shares of Velcera common stock (except Dissenting Shares), upon surrender of such certificates to the Secretary of Denali, shall be entitled to receive certificates representing the number of shares of Denali common stock. Denali shall not be obligated to deliver any such shares of Denali common stock to which any former holder of shares of Velcera common stock is entitled until such holder surrenders the certificate or certificates representing such shares. Upon surrender, each certificate evidencing Velcera common stock shall be canceled. If there is a transfer of Velcera common stock ownership which is not registered in the transfer records of Velcera, a certificate representing the proper number of shares of Denali common stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if: (1) upon presentation to the Secretary of Denali, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (2) the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Denali common stock to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of Denali that such tax has been paid or is not applicable, and (3) the issuance of such Denali common stock shall not, in the sole discretion of Denali, violate the requirements of the Regulation D “safe harbor” of the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder (the “Securities Act”) with respect to the private placement of Denali common stock that precedes from the Merger.

(b) All shares of Denali common stock issued upon the surrender of Velcera common stock in accordance with the above terms shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Velcera common stock.

(c) Shares of Denali common stock issued pursuant to the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by Denali of a written opinion of counsel for the holder reasonably satisfactory to Denali to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends shall be placed on all certificates representing shares of Denali common stock containing the identical language to the restrictive legend placed on each corresponding Velcera common stock certificate being surrendered. The rights and obligations, including without limitation, the restrictions on transferability, of Velcera set forth in the subscription agreements between Velcera and the Velcera stockholders who purchased common stock pursuant to Velcera’s 2004 private placement offering of 2,031,626 shares of common stock will inure to the benefit of Denali.

(d) In the event any certificate for Velcera common stock has been lost, stolen or destroyed, Denali shall issue and pay in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of the Denali common stock.

1.5 Dissenting Shares. Shares of common stock of Velcera held by stockholders of Velcera who have properly exercised and preserved appraisal rights with respect to those shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into shares of Denali common stock pursuant to Section 1.2 above, and the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment from the Surviving Company in accordance with such laws; provided, however, that if any holder of Dissenting Shares shall have effectively withdrawn such holder’s demand for appraisal of such shares or lost such holder’s right to appraisal and payment of such shares under Section 262 of the DGCL, such holder shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, exchanged, as of the Effective Time, into one share of Denali common stock as provided in Section 1.2 above. Any payments with respect of Dissenting Shares will be deemed made by the Surviving Company.

1.6 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of the Surviving Company shall be the persons who were directors and officers of Velcera immediately prior to the Effective Time, respectively. These directors and officers of the Surviving Company shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Company and applicable law.

1.7 Directors and Officers of Denali. At the Closing, the board of directors of Denali shall, subject to compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder (the “Exchange Act”), take the following action, to be effective upon the Effective Time: (i) increase the size of the Board of Directors of Denali to seven (7) persons; (ii) elect to the board of directors of Denali the persons who were directors of Velcera immediately prior to the Closing; and (iii) appoint as the officers of Denali those who were the officers of Velcera immediately prior to the Closing, or, in either case with regard to clauses (ii) and (iii), such other persons designated by Velcera. All of the persons serving as directors of Denali immediately prior to the Closing shall resign immediately following the election of the new directors, and the officers of Denali immediately prior to the Closing shall resign at the Closing from all of their positions with Denali, all subject to compliance with Rule 14f-1 promulgated under the Exchange Act. Subject to applicable law, Denali shall take all action reasonably requested by Velcera, but consistent with the Certificate of Incorporation and Bylaws of Denali, that is reasonably necessary to effect any such election or appointment of the designees of Velcera to Denali’s board of directors, including promptly hereafter mailing to Denali’s stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Velcera shall supply Denali all information with respect to it and its nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.7 are in addition to and shall not limit any rights which Velcera or any of its Affiliates may have as a holder or beneficial owner of shares of capital stock of Denali as a matter of law with respect to the election of directors or otherwise. “Affiliate” has the meaning as defined in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF DENALI AND MERGERCO

Denali and MergerCo hereby represent and warrant to Velcera as follows:

2.1 Organization and Qualification

. Denali and MergerCo each are, and on the Effective Date will be, corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has, and on the Effective Date will have, the requisite corporate power to carry on their respective businesses as now conducted. The copies of the Certificate of Incorporation and Bylaws of Denali and MergerCo that have been made available to Velcera on or prior to the date of this agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect on the Effective Date.

2.2 Authority Relative to this Agreement; Non-Contravention. Each of Denali and MergerCo has the requisite corporate power and authority to enter into this agreement, and to carry out its obligations hereunder. The execution and delivery of this agreement by Denali and MergerCo, and the consummation by Denali and MergerCo of the transactions contemplated hereby have been duly authorized by the boards of directors of Denali and MergerCo. No further corporate proceedings on the part of Denali or MergerCo are necessary to authorize the execution and delivery of this agreement and the consummation of the transactions contemplated hereby. This agreement has been duly executed and delivered by Denali and MergerCo and, assuming it is a valid and binding obligation of Velcera, constitutes a valid and binding obligation of Denali and MergerCo enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. Except for (a) approvals under applicable Blue Sky laws and the filing of Form D with the Securities and Exchange Commission (“SEC”) and (b) the filing of the Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Denali or MergerCo for the consummation by Denali or MergerCo of the transactions contemplated by this agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Denali or MergerCo, or adversely affect the consummation of the transactions contemplated hereby. For the purposes of this agreement “Material Adverse Effect” shall, with respect to an entity, mean a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

2.3 No Conflicts. Neither Denali nor MergerCo is subject to, or obligated under, any provision of (a) their respective Certificates of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of their respective assets would be created, by the execution, delivery or performance of this agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Denali or MergerCo.

2.4 Capitalization.

(a) As of the date hereof, Denali is, and on the Effective Date will be, authorized to issue 75,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share, of which 125,000 shares of common stock and no shares of preferred stock are currently issued and outstanding. The issued and outstanding shares of common stock of Denali are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights and, to Denali’s Knowledge (as defined below), free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. Denali has, and on the Effective Date will have, no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Denali and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Denali any shares of capital stock or other securities of Denali of any kind, and there will not be any such agreements prior to or on the Effective Date. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require Denali to repurchase or otherwise acquire any shares of its capital stock other than the Redemption Agreement (as defined below). For the purposes of this agreement, “Knowledge” means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A Person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if the officers, directors or other management personnel of such Person had Knowledge of such fact or other matter. “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

(b) Denali is not a party to, and, to Denali’s Knowledge, there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Denali.

(c) The authorized capital of MergerCo consists of 1,000 shares of common stock, par value $.001 per share, all of which are, and on the Effective Date will be, issued and outstanding and held of record by Denali. The issued and outstanding shares of capital stock of MergerCo are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights, and, to Denali’s Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from MergerCo any shares of capital stock or other securities of MergerCo of any kind, and there will not be any such agreements prior to or on the Effective Date. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require MergerCo to repurchase or otherwise acquire any shares of its capital stock.

2.5 Exchange Act Reports. Prior to the date of this agreement, Velcera has reviewed (a) Denali’s Registration Statement on Form 10-SB/A as filed with the SEC on December 30, 2005 (b) Denali’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, and (c) Denali’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, as filed with the SEC (collectively, the “Denali SEC Filings”). As of their respective dates or as subsequently amended prior to the date hereof, each of the Denali SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since its Form 10-SB/A, Denali has timely filed all reports that it has been required to file with the SEC pursuant to Section 13(a), 14(a), 14(c) and 15(d) of the Exchange Act. The financial statements (including footnotes thereto) included in or incorporated by reference into the Denali SEC Filings have been prepared in accordance with United States generally accepted accounting principles as in effect from time to time (“GAAP”) applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly present, in all material respects, the financial condition of Denali as of the dates thereof and results of operations for the periods referred to therein.

2.6 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Denali, threatened against Denali, MergerCo, or Denali’s officers, directors, employees or Affiliates, individually or in the aggregate, at law or in equity, or before or by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of Denali, there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving Denali, MergerCo, or Denali’s officers, directors, employees or affiliates, individually or in the aggregate. Neither Denali nor MergerCo is a party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

2.7 Subsidiaries. MergerCo is Denali’s only subsidiary, direct or indirect.

2.8 No Brokers or Finders. Neither Denali, MergerCo, nor any of their officers, directors, employees or Affiliates have employed any broker, finder, investment banker or investment advisor or Person performing a similar function, or incurred any liability for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the Merger.

2.9 Tax Matters. Denali has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (“Denali Returns”), required to be filed or sent by it in respect of any taxes or required to be filed or sent by it by any taxing authority having jurisdiction. All such Denali Returns are complete and accurate in all material respects and Denali has timely and properly paid (or has had paid on its behalf) all taxes required to be paid by it.

2.10 Contracts and Commitments. Except as set forth on Schedule 2.10, Denali is not a party to any contract, agreement, arrangement or other understanding, whether written or oral.

2.11 Compliance with Laws. Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Denali, Denali and its officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, and no claims have been filed against Denali, and Denali has not received any notice, alleging a violation of any such laws, regulations or other requirements. Denali is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Velcera after it acquires Denali’s properties, assets and business.

2.12 Validity of the Denali Common Stock. The shares of Denali common stock to be issued to holders of Velcera common stock pursuant to this agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

2.13 No Business Operations. Since their respective inception dates, neither Denali, nor MergerCo, have had any employees, revenues, or conducted any business operations.

2.14 Real Property. Denali does not own or lease any real property.

2.15 Insurance. Denali does not own or maintain any insurance policies.

2.16 No Undisclosed Liabilities. Except as set forth on Schedule 2.17 hereto, Denali has no liabilities, whether accrued, absolute, contingent, unliquidated or otherwise.

2.17 Tax Free Reorganization. Neither Denali nor, to Denali’s Knowledge, any of its Affiliates has through the date of this agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

2.18 Full Disclosure. The representations and warranties of Denali and MergerCo contained in this agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Denali or MergerCo has Knowledge that has not been disclosed to Velcera pursuant to this agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Denali or MergerCo, or materially adversely affect the ability of Denali or MergerCo to consummate in a timely manner the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF VELCERA

3.1 Organization and Qualification. Velcera is, and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has, and on the Effective Date will have, the requisite corporate power to carry on its business as now conducted. The copies of the Certificate of Incorporation and Bylaws of Velcera that has been made available to Denali and MergerCo on or prior to the date of this agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect on the Effective Date.

3.2 Authority Relative to this Agreement; Non-Contravention. Velcera has the requisite corporate power and authority to enter into this agreement, and to carry out its obligations hereunder. The execution and delivery of this agreement by Velcera, and the consummation by Velcera of the transactions contemplated hereby have been duly authorized by its board of directors. No further corporate proceedings on the part of Velcera are necessary to authorize the execution and delivery of this agreement and the consummation of the transactions contemplated hereby. This agreement has been duly executed and delivered by Velcera and, assuming it is a valid and binding obligation of Denali and MergerCo, constitutes a valid and binding obligation of Velcera enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. Except for (a) approvals under applicable Blue Sky laws and the filing of Form D with the SEC and (b) the filing of the certificate of merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Velcera for the consummation by Velcera of the transactions contemplated by this agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Velcera, or adversely affect the consummation of the transactions contemplated hereby.

3.3 No Conflicts. Velcera is not subject to, or obligated under, any provision of (a) its Certificate of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, or (d) any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of their respective assets would be created, by the execution, delivery or performance of this agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Denali or MergerCo.

ARTICLE IV
CONDUCT OF BUSINESS PENDING THE MERGER

4.1 Conduct of Business by Denali and MergerCo. From the date of this agreement to the Effective Date, unless Velcera shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this agreement, including but not limited to this Section 4.1, neither Denali nor MergerCo shall, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Denali, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Denali, (d) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, (e) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or (f) make or change any material tax elections.

ARTICLE V
ADDITIONAL COVENANTS AND AGREEMENTS

5.1 Governmental Filings. Subject to the terms provided herein, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this agreement. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings.

5.2 Expenses. Except as otherwise provided in this agreement, all costs and expenses incurred in connection with this agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

5.3 Due Diligence; Access to Information. To the extent not previously provided, Denali shall afford to Velcera and its authorized representatives the opportunity to conduct and complete a due diligence investigation of Denali. In light of the foregoing, Denali shall disclose and make available (together with the right to copy) to Velcera and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as “Representatives”), all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of Denali and MergerCo.

5.4 Tax Treatment. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this agreement as a “plan of reorganization” within the meaning of Treasury Regulation § 1.368-2(g) and 1.368-3(a). Both prior to and after the Closing, each party’s books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a reverse triangular merger under Section 368(a)(2)(E) of the Code (and comparable provisions of any applicable state or local laws); except to the extent the Merger is determined in a final administrative or judicial decision not to qualify as a reorganization within the meaning of Code Section 368(a).

5.5 Press Releases. Velcera and Denali shall agree with each other as to the form and substance of any press release or public announcement related to this agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

5.6 Securities Reports. Denali shall timely file with the SEC all reports and other documents required to be filed under the Securities Act or Exchange Act. All such reports and documents (i) shall not, as of the date of such filing, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) shall comply as to form, in all material respects, with the applicable rules and regulations of the SEC.

5.7 Private Placement. Each of Velcera and Denali shall take all necessary action on its part such that the issuance of the Denali common stock to Velcera stockholders constitutes a valid “private placement” under the Securities Act. Without limiting the generality of the foregoing, Velcera shall (1) provide each Velcera stockholder with a stockholder qualification questionnaire in the form reasonably acceptable to both Denali and Velcera (a “Stockholder Questionnaire”) and (2) use its best efforts to cause each Velcera stockholder to truthfully attest that (i) such stockholder is acquiring the Denali common stock for his, her or its sole account, for investment and not with a view to the resale or distribution thereof and (ii) that stockholder either (A) is an “accredited investor” as defined in Regulation D of the Securities Act, (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Denali common stock, or (C) has appointed an appropriate person reasonably acceptable to both Denali and Velcera to act as the stockholder’s purchaser representative in connection with evaluating the merits and risks of receiving the Merger.

5.8 Velcera Stockholder Written Consent; Materials to Stockholders.

(a) Velcera shall use its best efforts to obtain, in lieu of holding a stockholder meeting, the written consent of the number of Velcera stockholders necessary under its Certificate of Incorporation, Bylaws, and the DGCL to approve this agreement and the Merger.

(b) Velcera shall as promptly as practicable following the date of this agreement prepare and mail to Velcera stockholders all information as may required to comply with the DGCL, the Securities Act and the Exchange Act.

5.9 NoSolicitation. Unless and until this agreement shall have been terminated pursuant to Section 7.1, neither Denali nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person or group of Persons concerning any merger, sale of capital stock, sale of substantial assets or other business combination.

5.10 Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this agreement, it will promptly notify the other party.

5.11 Notification of Certain Matters. On or prior to the Effective Date, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

5.12 Redemption of Denali Shares. Contemporaneously with the execution of this agreement, Lindsay A. Rosenwald, M.D., who holds approximately 97% of the outstanding common stock of Denali, shall have entered into a redemption agreement with Denali in the form of Exhibit B hereto (the “Redemption Agreement”) pursuant to which Denali will redeem all shares of Denali common stock beneficially held by him. Prior to the Closing, Denali shall use its best efforts to cause the other Denali stockholders to enter into the Redemption Agreement. The Denali stockholders who enter into the Redemption Agreement will receive, in exchange for their shares of Denali common stock, an aggregate amount equal to $125,000 less Denali liabilities as of the Effective Date, multiplied by the percent of outstanding shares of Denali common stock held by parties to the Redemption Agreement. The redemption of the Denali common stock will become effective concurrently with the Effective Time, however the completion of the Merger is a condition to the redemption. Other than the shares of Denali common stock which will be issued to Velcera Stockholders hereunder, upon the consummation of such redemption (assuming all Denali stockholders enter into the Redemption Agreement), there will be no other shares of Denali common stock outstanding.

ARTICLE VI
CONDITIONS

6.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

(a) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b) Velcera Stockholder Approval. This agreement and the Merger shall have been approved by the Stockholders of Velcera in accordance with the DGCL.

(c) Section 14(f) Compliance. Ten days shall have elapsed since an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder has been filed with the SEC and transmitted to the stockholders of Denali in accordance with said Rule 14f-1.

(d) Tax Opinion. Maslon Edelman Borman & Brand, LLP, counsel to Velcera, shall have issued an opinion, which opinion may be based on customary reliance and subject to customary qualifications, to the effect that for federal income tax purposes: (i) the Merger will qualify as a reorganization under Section 368 of the Code; and (ii) Velcera, Denali and MergerCo will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

(e) Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Denali or MergerCo of all or a material portion of the business or assets of Velcera, or to compel Denali or MergerCo or Velcera to dispose of or to hold separately all or a material portion of the business or assets of Denali or MergerCo or of Velcera, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(f) Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(e).

(g) Market Condition. There shall not have occurred any general suspension of trading on the New York Stock Exchange, the Nasdaq Stock Markets, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets in any of the foregoing cases generally that would make completion of the Merger impossible.

(h) Representations and Compliance. The representations of Denali, MergerCo, and Velcera contained in this agreement were accurate as of the date of this agreement and are accurate as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. Denali, MergerCo, and Velcera, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Date.

(i) Officer’s Certificate. Denali and Velcera shall have furnished to each other a certificate of their respective Chief Executive Officers, dated as of the Effective Date, in which such officer shall certify that, to their Knowledge, the conditions set forth in Section 6.1(h) have been fulfilled with respect to their corporation.

(j) Secretary’s Certificate. Denali and Velcera shall have furnished to each other (i) copies of the text of the resolutions by which the corporate action necessary to approve this agreement and the certificate of merger, which shall be accompanied by a certificate of the corporate secretary of each respective corporation dated as of the Closing Date certifying to each other that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Closing Date executed by their respective corporate secretaries certifying the signature and office of the officer of their respective corporations who executes this agreement and the certificate of merger, and (iii) a copy of the corporation’s respective Certificates of Incorporation, certified by the Secretary of State of Delaware, with certificates from the Secretary of State of Delaware evidencing the good standing in such jurisdiction as of a day within three business days prior to the Closing Date.

6.2 Additional Conditions to Obligation of Velcera. The obligation of Velcera to consummate the transactions contemplated hereby in accordance with the terms of this agreement is also subject to the fulfillment or waiver of the following conditions:

(a) Filing of SEC Reports. Denali shall have timely filed with the SEC all reports and other documents required to be filed under the Securities Act or Exchange Act, including without limitation, its Form 10-KSB for the year ended December 31, 2006.

(b) Resignations. Each of the officers and directors of Denali immediately prior to the Effective Time shall deliver duly executed resignations from their positions with Denali effective immediately after the Effective Time.

(c) Denali Redemption of Outstanding Shares. The Redemption Agreement between Denali and Lindsay A. Rosenwald, M.D. shall be in full effect and no party thereto shall be in breach thereof or have threatened to breach the Redemption Agreement.

(d) Denali Liabilities. Except for the liabilities set forth on Schedule 2.17, Denali shall have no liabilities.

(e) Dissenters’ Rights. Holders of no more than 5% of the outstanding shares of Velcera common stock and shall have validly exercised, or remained entitled to exercise, their appraisal rights under Section 262 of the DGCL.

(f) Private Placement. Velcera shall have completed a private placement offering of its common stock prior to or contemporaneously with the Merger, on such terms as are satisfactory to Velcera in its sole discretion.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This agreement may be terminated prior to the Effective Date:

(a) by mutual consent of Velcera and Denali, if the board of directors of each so determines by vote of a majority of the members of its entire board;

(b) by either Denali or Velcera, if any representation of the non-terminating party set forth in this agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 6.1(h) could not be satisfied by the non-terminating party;

(c) by either Denali or Velcera, if the non-terminating party fails to perform or comply with any of the obligations that it is required to perform or to comply with under this agreement such that the condition set forth in Section 6.1(h) could not be satisfied by the non-terminating party;

(d) by Velcera, if, Velcera fails to receive stockholder approval to the Merger as required by the DGCL; and

(e) by either Velcera or Denali if the Closing Date is not on or before March 31, 2007, or such later date as Velcera and Denali may mutually agree (except that a party seeking to terminate this agreement pursuant to this clause may not do so if the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this agreement in breach of such party’s obligations under this agreement).

Any party desiring to terminate this agreement shall give prior written notice of such termination and the reasons therefor to the other party.

ARTICLE VIII
GENERAL PROVISIONS

8.1 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by facsimile, by overnight delivery service for next business day delivery, or by registered or certified mail (return receipt requested), in each case with delivery charges prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to Velcera:	Velcera Pharmaceuticals, Inc. 201 Corporate Drive Langhorne, Pennsylvania 19047 Attn: Dennis F. Steadman Facsimile: (215) 579-8335

If to Denali or MergerCo:	Denali Sciences, Inc. / Denali Acquisition Corp. c/o Paramount BioCapital Investments, LLC 787 Seventh Avenue, 48th Floor New York, New York 10019 Attn: Timothy Hofer Facsimile: (212) 554-4355

All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; (i) if delivered by registered or certified mail (return receipt requested), when receipt acknowledged; or (ii) if sent by facsimile, on the day of transmission or, if that day is not a business day, on the next business day; and the next business day delivery after being timely delivered to a recognized overnight delivery service.

8.2 No Survival. The representations and warranties and obligations contained in this agreement will terminate at the Effective Time or on termination of this agreement in accordance with Section 7.1, except that the obligations contained in Article I and any other obligation contained in this agreement requiring performance or compliance after the Effective Time will survive the Effective Time indefinitely.

8.3 Interpretation. The headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement. References to Sections and Articles refer to Sections and Articles of this agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this agreement (including the Schedules hereto). As used in this agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

8.4 Severability. If any term, provision, covenant or restriction of this agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this agreement and to preserve each party’s anticipated benefits under this agreement.

8.5 Amendment. This agreement may not be amended or modified except by an instrument in writing approved by the parties to this agreement and signed on behalf of each of the parties hereto.

8.6 Waiver. At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

8.7 Miscellaneous. This agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

8.8 Counterparts. This agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Signatures delivered by facsimile and other electronic means of transmission shall be valid and binding to the same extent as original signatures.

8.9 Third Party Beneficiaries. Each party hereto intends that this agreement, except as expressly provided herein, shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

8.10 Governing Law. This agreement is governed by the internal laws of the State of Delaware without regard to such state’s principles of conflicts of laws that would defer to the substantive laws of another jurisdiction.

8.11 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this agreement must, to the extent such courts will accept such jurisdiction, be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.1. Nothing in this Section 8.11, however, affects the right of any party to serve legal process in any other manner permitted by law.

[Remainder of Page Left Intentionally Blank - Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on the date first written above by their respective officers.

VELCERA PHARMACEUTICALS, INC. By: /s/Dennis Steadman Title: Chief Executive Officer
DENALI SCIENCES, INC. By:/s/Timothy M. Hofer Title: Director
DENALI ACQUISITION CORP. By:/s/Timothy M. Hofer Title: Director

Signature Page
Merger Agreement

EXHIBIT A

CERTIFICATE OF MERGER
of
VELCERA PHARMACEUTICALS, INC.
and
DENALI ACQUISITION CORP.

In accordance with Section 251 of the General Corporation Law of the State of Delaware, Velcera Pharmaceuticals, Inc. hereby certifies as follows:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
Velcera Pharmaceuticals, Inc.	Delaware
Denali Acquisition Corp.	Delaware

SECOND: That an Agreement and Plan of Merger has been approved, adopted and executed by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is Velcera Pharmaceuticals, Inc.

FOURTH: The certificate of incorporation of Velcera Pharmaceuticals, Inc. will be the certificate of incorporation of the surviving corporation.

FIFTH: The executed Merger Agreement is on file at an office of the surviving corporation, the address of which is 201 Corporate Drive, Langhorne, Pennsylvania 19047.

SIXTH:. That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

The undersigned corporation has caused this certificate of merger to be signed on ___________, 2007.

VELCERA PHARMACEUTICALS, INC. By: ______________________________ Name: Dennis Steadman Title: Chief Executive Officer
DENALI ACQUISITION CORP. By: ______________________________ Name: ____________________________ Title: _____________________________

EXHIBIT B

Form of Redemption Agreement